EXHIBIT 99.2
ALL POINTS INDUSTRIES, INC.
INDEX

Page
Unaudited Condensed Balance Sheets	2

Unaudited Condensed Statements of Operations	3

Condensed Statements of Cash Flows	4

Notes to Unaudited Condensed Financial Statements	5-7

ALL POINTS INDUSTRIES, INC.
CONDENSED BALANCE SHEETS (Unaudited)

	September 30,	December 31,
	2007	2006
ASSETS

Current assets:
Cash	$1,711,010	$47,154
Trade accounts receivable, net of allowances for losses of $77,000	1,810,161	1,134,476
Inventories, net	9,233,271	11,639,569
Other current assets	15,617	—

Total current assets	12,770,059	12,821,199
Property and equipment, net
Machinery and equipment	573,505	506,110
Office furniture and equipment	71,770	71,770
Transportation equipment	537,408	534,744

	1,182,683	1,112,624
Less accumulated depreciation and amortization	(643,821)	(578,044)

Net property and equipment	538,862	534,580

Goodwill	399,306	399,306
Other assets	9,256	9,256

	$13,717,483	$13,764,341

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,709,913	$1,496,316
Note payable-bank	—	600,000
Accrued expenses	8,077	108,834

Total current liabilities	1,717,990	2,205,150

Commitments and contingencies

Stockholders’ equity
Common stock, no par; authorized 1,000 shares 100 shares issued and outstanding	50,000	50,000
Retained Eanings	11,949,493	11,509,191

Total stockholders’ equity	11,999,493	11,559,191

	13,717,483	13,764,341

SEE ACCOMPANYING NOTES TO CONDENSED FINANCIAL STATEMENTS

ALL POINTS INDUSTRIES, INC.
CONDENSED STATEMENTS OF OPERATIONS (Unaudited)
FOR THE NINE MONTHS ENDED SEPTEMBER 30

	2007	2006

Net sales	$19,675,281	$30,374,411
Cost of sales	13,752,333	20,654,619

Gross profit	5,922,948	9,719,792

Operating expenses:
Selling delivery expense	2,551,174	2,739,182
General and administrative	1,122,553	1,529,387

Total operating expenses	3,673,727	4,268,569

Income from operations	2,249,221	5,451,223

Other income :
Interest income, net	10,650	44,351
Other, net	15,431	135,266

	26,081	179,617

Net income	$2,275,302	$5,630,840

SEE ACCOMPANYING NOTES TO CONDENSED FINANCIAL STATEMENTS

ALL POINTS INDUSTRIES, INC.
CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)
FOR THE NINE MONTHS ENDED
(dollars in thousands)

	September 30,	September 30,
	2007	2006
Cash flows from operating activities:
Net income	$2,275,302	$5,630,840
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	137,342	103,489
Gain on sale of property and equipment	(4,205)	—
Changes in current assets and liabilities:
Accounts receivable	(675,685)	(1,176,251)
Inventories	2,406,298	(1,495,663)
Other assets	(15,617)	771,035
Accounts payable	213,597	(15,724)
Accrued expenses	(100,757)	(11,778)

Net cash provided by operating activities	4,236,275	3,805,948

Cash flows from investing activities:
Proceeds from sale of property and equipment	8,500	14,318
Purchases of property and equipment	(145,919)	(310,186)

Net cash used for investing activities	(137,419)	(295,868)

Cash flows from financing activities:
Distributions to stockholders	(1,835,000)	(1,030,033)
Repayments of notes payable	(600,000)	(538,331)

Net cash used for financing activities	(2,435,000)	(1,568,364)

Net increase in cash	1,663,856	1,941,716

Cash at beginning of period	47,154	54,600

Cash at end of period	$1,711,010	$1,996,316

SEE ACCOMPANYING NOTES TO CONDENSED FINANCIAL STATEMENTS

ALL POINTS INDUSTRIES, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
1.	Basis of Presentation and summary of significant accounting policies:

All Points Industries, Inc. (“Company”) is a wholesale distributor of bolts and screws for window protectors and other products. The Company was organized under the laws of the State of Florida on July 24, 1996.

Consolidation of variable interest entities:

In December 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46R, “Consolidation of Variable Interest Entities” (“FIN 46R”), which is an interpretation of Accounting Research Bulletin No. 51, “Consolidated Financial Statements” (“ARB 51”). FIN 46R addresses the application of ARB 51 to variable interest entities (“VIEs”), and generally requires that assets, liabilities and results of activities of a VIE be consolidated into the financial statements of the enterprise that is considered the primary beneficiary. VIEs are primarily entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision making ability. All VIEs with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIE. The primary beneficiary if required to consolidate the VIE for financial reporting purposes.

The Company has concluded that its potential variable interest entities, which consists of a related limited liability company (“LLC”), is not a VIE, as the LLC has sufficient equity to finance its activities and, therefore, does not require consolidation into the Company’s financial statements.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of American requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Allowances for losses on trade accounts receivable requires the use of significant estimates. The company believes that techniques and assumptions used to establish this allowance is appropriate.

Cash and cash equivalents:

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

NOTES TO CONDENSED FINANCIAL STATEMENTS
ALL POINTS INDUSTRIES, INC.
1.	Basis of Presentation and summary of significant accounting policies (cont.):

Accounts receivable:

Trade receivables are charged off in the period they are deemed uncollectible. Recoveries of receivables previously charged off are recorded when received. Management evaluates the allowance for doubtful accounts based upon accounts receivable activity, write off experience factors, and evaluation of accounts receivable due greater than ninety days.

Inventories:

Inventories are stated at the lower of cost or market, using an average cost method which approximates first-in first out.

Property and equipment:

Property and equipment are stated at cost and are depreciated using the straight-line and double declining balance methods over the following estimated useful lives of the related assets:

Machinery and equipment	7 years
Office furniture and equipment	5 — 10 years
Transportation equipment	5 years
Goodwill:

The Company accounts for its goodwill in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets, which requires the Company to test goodwill for impairment annually or whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable, rather than amortize.

Income taxes:

The Company is taxed as an “S” corporation under the Internal Revenue Code. In lieu or corporate federal and certain state income taxes, the stockholders of an “S” corporation are taxed on their proportionate share of the Company’s taxable income.

Advertising costs:

All costs related to marketing and advertising are expensed in the period incurred. Advertising expense amounted to $58,856 and $56,125 for the nine months ended September 30, 2007 and 2006, respectively.

ALL POINTS INDUSTRIES, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
2.	Related party transactions:

The Company leases an office and warehouse facilities from a related partnership under a month to month agreement. The Company makes payments monthly in amounts which may be adjusted upon discretion of the Partnership. In addition, the Company must pay repairs, maintenance, utilities, property taxes and insurance under the terms of the lease. Rent expense under the leases was $234,000 and $190,713 for the nine months ended September 30, 2007 and 2006, respectively.

3.	Commitments and contingencies:

Equipment leases:

The Company leases equipment under non-cancelable operating leases from unrelated entities. Rent expense under non-related party operating leases amounted to $6,523 and $7,201 for the nine months ended September 30, 2007 and 2006`, respectively.

Guarantee of the indebtedness of affiliate:

At September 30, 2007 and December 31, 2006, the Company has guaranteed certain indebtedness of a related partnership in the amount of $3,000,000 related to the office and warehouse facility lease by the Company, as described above. The Company has not recorded a liability for the guarantee and does not believe the guarantee will have a material impact of the results of operations or financial condition of the Company.

Contingencies:

The Company is involved in various legal proceedings of a nature considered normal to its business. It is the Company’s policy to accrue for amounts related to these legal matters if it is probable that a liability has been incurred and an amount is reasonably estimable. In the opinion of the Company, although the outcome of any legal proceedings cannot be predicted with certainty, legal proceedings will not have a material adverse effect on the Company’s financial position but could be material to the results of operations in any one accounting period.

4.	Subsequent event

On December 28, 2007, The Hillman Group, Inc. (the “Hillman Group”), a subsidiary of The Hillman Companies, Inc., entered into a Stock Purchase Agreement (the “Agreement”) by and among All Points Industries, Inc., Gabrielle Mann, Gregory Mann and the Hillman Group, whereby the Hillman Group acquired all of the equity interest of All Points.